Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	62-1453841
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

     9020 Overlook Boulevard
Brentwood, Tennessee 37027
(Address of Principal Executive Offices)
(Zip Code)

Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan
(Full Name of Plan)

Michael Berman
9020 Overlook Boulevard, Brentwood, Tennessee 37027
(Name and Address of Agent for Service)

(615) 221-8400
(Telephone number, including area code for agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed
Title of Securities	Amount to be	Maximum Offering	Proposed Maximum	Amount of
to be Registered	Registered(1)	Price per Share(2)	Aggregate Offering Price	Registration Fee
Common Stock, no par value	1,242,624 Shares (3)	$5.30	$6,585,907	$203

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares as may be issued pursuant to stock splits, stock dividends and certain anti-dilution provisions contained in the Plan.
(2)	This estimation is solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and (h) and is based on 1,242,624 shares of common stock being offered at an exercise price of $5.30 based upon the average of the high and low prices of the common stock on July 25, 2007, as reported by the National Association of Securities Dealer’s automated quotation system.
(3)	This Registration Statement covers 1,242,624 additional shares of Common Stock authorized for issuance under the Second Amendment to Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan (the “2005 Plan”). These shares are in addition to the 1,007,376 shares that were previously authorized for issuance under the unamended 2005 Plan.

The Index to Exhibits appears on sequentially numbered page E-1

EXPLANATORY NOTE

The 1,242,624 shares being registered pursuant to this registration statement (the “Registration Statement”) are additional securities of the same class as other securities for which registration statement (No. 333–133604) on Form S–8 was filed with the Securities and Exchange Commission (the “Commission”) on April 27, 2006. Pursuant to General Instruction E to Form S–8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

On April 23, 2007, the Board of Directors of Goldleaf Financial Solutions, Inc. (“GFSI”), the Registrant, approved an amendment to the Registrant’s 2005 Long-Term Equity Incentive Plan (the “2005 Plan”) to reserve for issuance thereunder an additional 1,242,624 shares of GFSI Common Stock. On May 29, 2007, the shareholders of GFSI approved this amendment to the 2005 Plan.

E-1

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on July 26, 2007.

Goldleaf Financial Solutions, Inc.

/s/ G. Lynn Boggs
G. Lynn Boggs
Chief Executive Officer and Director
Date: July 26, 2007

Power of Attorney

     Each person whose signature to the Registration statement appears below hereby appoints G. Lynn Boggs who may act as his attorney-in-fact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ G. Lynn Boggs
G. Lynn Boggs	Chief Executive Officer and Director	July 26, 2007

/s/ J. Scott Craighead
J. Scott Craighead	Chief Financial Officer	July 26, 2007
(Principal Financial and Accounting Officer)
/s/ Lawrence A. Hough
Lawrence A. Hough	Director	July 26, 2007

/s/ Robert A. McCabe, Jr.
Robert A. McCabe, Jr.	Director	July 26, 2007

/s/ John D. Schneider
John D. Schneider	Director	July 26, 2007

/s/ David W. Glenn
David W. Glenn	Director	July 26, 2007

Bill Mathis	Director	July __, 2007

/s/ David B. Ingram
David B. Ingram	Director	July 26, 2007

Beck A. Taylor	Director	July __, 2007

E-1

Exhibit Index

Exhibit No.
4.1	Amended and Restated Charter of the Company (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Company’s Registration Statement on Form S–1 (File No. 333–75013) filed with the SEC on May 3, 1999).

4.1.1	Charter Amendment dated August 9, 2001 (incorporated by reference to Exhibit 3.3 of the Company’s Quarterly Report on Form 10–Q for the quarter ended September 30, 2001).

4.1.2	Charter Amendment dated August 9, 2001 (incorporated by reference to Exhibit 3.4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.1.3	Charter Amendment dated January 16, 2004 (incorporated by reference to Exhibit B of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on December 29, 2003).

4.1.4	Charter Amendment dated January 23, 2006 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2006).

4.1.5	Charter Amendment dated January 24, 2006 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K with the SEC on January 26, 2006).

4.1.6	Charter Amendment dated May 4, 2006 and effective May 5, 2006 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8–K filed with the SEC on May 10, 2006).

4.1.7	Charter Amendment dated September 8, 2006 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8–K filed with the SEC on September 8, 2006).

4.2	Second Amended and Restated Bylaws of the Company incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Company’s Registration Statement on Form S–1 (File No. 333–75013) filed with the SEC on May 3, 1999).

4.2.1	Bylaws Amendment dated January 20, 2004 (incorporated by reference to Exhibit 3.2.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.3*	Form of Certificate of Common Stock of the Company.

4.4	Goldleaf Financial Solutions, Inc. 2005 Long–Term Equity Incentive Plan (incorporated by reference to Annex E to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on November 17, 2005).

4.4.1	First Amendment to the Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 14, 2006).

E-1

Exhibit No.
4.4.2	Second Amendment to the Goldleaf Financial Solutions, Inc. 2005 Long–Term Equity Incentive Plan (incorporated by reference to Annex D to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2007).

5.1	Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Harwell Howard Hyne Gabbert & Manner, P.C. (contained in Exhibit 5.1).

24	Power of Attorney (see signature page).

*The attachment referenced in this exhibit is not included in this filing but is available from Goldleaf upon request.